UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2019

Federal Home Loan Mortgage Corporation

(Exact name of registrant as specified in its charter)

Freddie Mac

Federally chartered corporation	001-34139	52-0904874
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8200 Jones Branch Drive	McLean, Virginia	22102-3110
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (703) 903-2000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 27, 2019, Freddie Mac (formally known as the Federal Home Loan Mortgage Corporation), acting through the Federal Housing Finance Agency (FHFA) as its Conservator, and the U.S. Department of the Treasury (Treasury) entered into a letter agreement (Letter Agreement) to further amend the Amended and Restated Certificate of Creation, Designation, Powers, Preferences, Rights, Privileges, Qualifications, Limitations, Restrictions, Terms and Conditions of Variable Liquidation Preference Senior Preferred Stock (par value $1.00 per share), dated September 27, 2012 (Senior Preferred Stock Certificate), or to issue a replacement Senior Preferred Stock Certificate, to modify the dividend and liquidation preference provisions of the senior preferred stock effective as of September 30, 2019. A copy of the Letter Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The principal modifications to be made to the Senior Preferred Stock Certificate pursuant to the Letter Agreement are summarized below:

•	For each Dividend Period from July 1, 2019 and thereafter, the Applicable Capital Reserve Amount used in determining the dividend payable to Treasury will be $20.0 billion, rather than $3.0 billion as previously provided.

•	The Liquidation Preference of the Senior Preferred Stock will be increased, at the end of each fiscal quarter, beginning on September 30, 2019, by an amount equal to the increase in the Net Worth Amount, if any, during the immediately prior fiscal quarter, until such time as the Liquidation Preference will have increased by $17.0 billion.

Freddie Mac and Treasury also agreed to negotiate and execute an additional amendment to the Amended and Restated Senior Preferred Stock Purchase Agreement dated as of September 26, 2008, between Treasury and Freddie Mac, acting through FHFA as its Conservator, as amended, that further enhances taxpayer protections by adopting covenants broadly consistent with recommendations for administrative reform contained in Treasury’s September 2019 Housing Reform Plan.

As a result of our previous issuance to Treasury of a warrant to purchase shares of our common stock equal to 79.9% of the total number of shares of our common stock outstanding, on a fully diluted basis, we are deemed a related party to the U.S. government. For a discussion of our relationship and transactions with Treasury, see “Introduction - About Freddie Mac - Conservatorship and Government Support for Our Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Conservatorship and Related Matters - Purchase Agreement, Warrant, and Senior Preferred Stock,” and “Note 2: Conservatorship and Related Matters - Related Parties as a Result of Conservatorship” in our Annual Report on Form 10-K filed on February 14, 2019.

Freddie Mac Form 8-K

Item 9.01. Financial Statements and Exhibits.

      (d) Exhibits.

The exhibit listed in the Exhibit Index below is being filed as part of this Current Report on Form 8-K.

Exhibit Number	Description of Exhibit

10.1

Letter Agreement dated September 27, 2019 between the United States Department of the Treasury and the Federal Home Loan Mortgage Corporation, acting through the Federal Housing Finance Agency as its Conservator

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Freddie Mac Form 8-K

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL HOME LOAN MORTGAGE CORPORATION

By:	/s/ David M. Brickman
David M. Brickman
Chief Executive Officer

Date: October 1, 2019

Freddie Mac Form 8-K